                                                                                                                         Exhibit 10.1

SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

Dated as of September 28, 2012

among

NORTHERN OIL AND GAS, INC.,

as Borrower,

ROYAL BANK OF CANADA,

as Administrative Agent,

and

The Lenders Party Hereto

SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of September 28, 2012, is by and among Northern Oil and Gas, Inc., a Minnesota corporation (the “Borrower”), Royal Bank of Canada (the “Administrative Agent”), and the Lenders party hereto.

Recitals

WHEREAS, the Borrower, the Administrative Agent and the other Lenders party thereto entered into that certain Third Amended and Restated Credit Agreement, dated as of February 28, 2012 (as previously amended by the First Amendment dated as of June 29, 2012 and as the same may be further amended, modified, supplemented or restated from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement as set forth below; and

WHEREAS, the Administrative Agent and the Lenders are willing to (i) amend the Credit Agreement, (ii) redetermine the Borrowing Base as provided herein, and (iii) take such other actions as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

Each capitalized term used in this Amendment and not defined herein shall have the meaning assigned to such term in the Credit Agreement.

ARTICLE II

Amendments to Credit Agreement

Section 2.01 Amendments to Section 1.02 of the Credit Agreement.

(a) The following definition is hereby added where alphabetically appropriate:

“Undisclosed Administration” means the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Lender under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation).

(b) The following definitions are hereby amended and restated in their entirety to read as follows:

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the LIBO Rate for such Interest Period multiplied by the Statutory Reserve Rate; provided that in no event shall the Adjusted LIBO Rate be less than zero percent per annum.

“Defaulting Lender” means, at any time, a Lender as to which the Administrative Agent has notified the Borrower that such Lender, as reasonably determined by the Administrative Agent, has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder (other than due to a failure of a condition precedent to be satisfied), (b) notified the Borrower, the Administrative Agent, the Issuing Bank or any Lender in writing that it does not intend to comply with its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under any other agreement in which it commits to extend credit (other than due to a failure of a condition precedent to be satisfied), (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit (but such Lender shall cease to be a Defaulting Lender upon providing this confirmation), (d) otherwise failed to pay over to the Administrative Agent, the Issuing Bank or any Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, (e) become or is insolvent or has a parent company that has become or is insolvent, or (f) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that no Lender shall be deemed to be a Defaulting Lender solely by virtue of an Undisclosed Administration.

Section 2.02 Amendment to Section 2.07(d)(i) of the Credit Agreement.  Section 2.07(d)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(i)           in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the April 1st or October 1st, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and

Section 2.03 Amendment to Section 5.01(a)(i) of the Credit Agreement.  Section 5.01(a)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(i)           impose, modify or deem applicable any reserve, liquidity, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

Section 2.04 Amendment to Section 9.02(f) of the Credit Agreement.  Section 9.02(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(f)           Permitted Additional Debt incurred after the Effective Date, the principal amount of which does not exceed $500,000,000 at any time outstanding and any guarantees thereof; provided that (i) the Borrower shall have furnished to the Administrative Agent and the Lenders, not less than seven Business Days prior written notice of its intent to incur such Permitted Additional Debt, the amount thereof, and the anticipated closing date, together with copies of drafts of the material definitive documents therefor and, when completed, copies of the final versions of such material definitive documents, (ii) at the time of incurring such Permitted Additional Debt (A) no Default has occurred and is then continuing, (B) no Default would result from the incurrence of such Permitted Additional Debt after giving effect to the incurrence of such Permitted Additional Debt (and any concurrent repayment of Debt with the proceeds of such incurrence), and (C) after giving effect to the incurrence thereof, the Borrower is in pro forma compliance with the financial covenants contained in Section 9.01, (iii) the incurrence of such Permitted Additional Debt (and any concurrent repayment of Debt with the proceeds of such incurrence) would not result in the total Revolving Credit Exposure exceeding the Borrowing Base then in effect and (iv) concurrently with the incurrence of such Debt, the Borrowing Base is adjusted pursuant to Section 2.07(e)(iii).

Section 2.05 Amendment to Section 9.19 of the Credit Agreement.  Section 9.19 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 9.19 Swap Agreements.  The Borrower shall neither assign, terminate, unwind nor sell any Swap Agreements listed on Schedule 7.20. The Borrower shall not enter into Swap Agreements in respect of commodities if the effect thereof would be to cause the notional volumes of all Swap Agreements and additional fixed price physical off take contracts, in the aggregate, to exceed (a) 75% of the reasonably anticipated projected production from the Borrower’s Proved Reserves for any month continuing through and including the date that is twenty-four (24) months following the effective date of each such Swap Agreement or (b) 50% of the reasonably anticipated projected production from the Borrower’s Proved Reserves for any month thereafter through and including the date that is forty-eight (48) months following the effective date of each such Swap Agreement (it being understood that any put contracts entered into for non-speculative purposes shall not count against the above limitations).  The Borrower shall not enter into Swap Agreements converting interest rates (i) from fixed to floating in excess of 75% of the then outstanding principal amount of debt for borrowed money which bears interest at a fixed rate or (ii) from floating to fixed in excess of 100% of the then outstanding principal amount of debt for borrowed money which bears interest at a floating rate. The Borrower shall not post any collateral to secure Swap Agreements with a non-Lender.

Section 2.06 Amendment to Annex I of the Credit Agreement.  Annex I of the Credit Agreement is hereby deleted in its entirety and replaced with Annex I hereto.

ARTICLE III

Redetermination of the Borrowing Base; Addition of New Lenders

Section 3.01 Redetermination of the Borrowing Base. Notwithstanding the requirements of Section 2.07 of the Credit Agreement, effective as of the Second Amendment Effective Date, the amount of the Borrowing Base shall be $350,000,000.00, subject to further adjustments from time to time pursuant to Section 2.07, Section 8.13(c) or Section 9.12(d) of the Credit Agreement. The redetermination of the Borrowing Base pursuant to this Section 3.01 of this Amendment shall constitute the Scheduled Redetermination for October 1, 2012.

Section 3.02 Addition of New Lenders.

(a) On the Second Amendment Effective Date, (i) The Bank of Nova Scotia and ING Capital LLC, are each hereby added as a “Lender” for all purposes under the Credit Agreement (as amended by this Amendment) with a Maximum Credit Amount as specified in the attached Annex I and (ii) the Maximum Credit Amount of each Lender (including the new Lenders specified in the preceding clause (i)) shall, without any further action (including, without the execution of any joinder agreement or any Assignment and Assumption or the payment of any processing and recordation fee to the Administrative Agent), be the Maximum Credit Amount specified for such Lender on the attached Annex I.

(b) In connection therewith, to the extent that the Maximum Credit Amounts in effect immediately prior to the Second Amendment Effective Date are reallocated (the “Reallocation”), then, on the Second Amendment Effective Date, the Lenders shall purchase and assume (without recourse or warranty) from the Lenders (i) Loans, to the extent that there are any Loans then outstanding, and (ii) undivided participation interests in any outstanding LC Exposure, in each case, to the extent necessary to ensure that after giving effect to the Reallocation, each Lender has outstanding Loans and participation interests in outstanding LC Exposure equal to its Applicable Percentage of the Aggregate Maximum Credit Amounts.  Each Lender shall make any payment required to be made by it pursuant to the preceding sentence via wire transfer to the Administrative Agent on the Second Amendment Effective Date and the Administrative Agent shall remit the relevant amounts to those Lenders entitled to a portion of the amounts received by the Administrative Agent pursuant to this Section 3.02.  Each existing Lender shall be automatically deemed to have assigned any outstanding Loans and participation interests in outstanding LC Exposure on the Second Amendment Effective Date necessary to give effect to this paragraph (b) and the existing Lenders, each new Lender and the Borrower each agree to take any further steps reasonably requested by the Administrative Agent, in each case to the extent deemed necessary by the Administrative Agent to effectuate the provisions of the preceding sentences.  If, on the Second Amendment Effective Date, any Loans that are Eurodollar Loans have been funded, then the Borrower shall be obligated to pay any breakage fees or costs that are payable pursuant to Section 5.02 of the Credit Agreement, as amended by this Second Amendment, in connection with the reallocation of such outstanding Loans to effectuate the provisions of this paragraph.

ARTICLE IV

Conditions Precedent

This Amendment shall become effective as of the date first referenced above when and only when the following conditions are satisfied (the “Second Amendment Effective Date”):

(a) the Administrative Agent shall have received duly executed counterparts of this Amendment from the Borrower and each Lender, in such numbers as the Administrative Agent or its counsel may reasonably request; and

(b) the Administrative Agent and the Lenders shall have received such upfront fees as may be agreed to among the Borrower, the Administrative Agent and the Lenders with respect hereto and all other fees due and payable on or prior to the effectiveness hereof as provided in any Loan Document, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent).

ARTICLE V

Representations and Warranties

The Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

(a)           Each of the representations and warranties made by the Borrower under the Credit Agreement and each other Loan Document is true and correct on and as of the actual date of execution of this Amendment by the Borrower, as if made on and as of such date, except for any representations and warranties made as of a specified date, which are true and correct as of such specified date.

(b)           At the time of, and immediately after giving effect to, this Amendment, no Default has occurred and is continuing.

(c)           The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by the Borrower.

(d)           This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e)           The execution, delivery and performance by the Borrower of this Amendment (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including the members or any class of directors of the Borrower or any other Person, whether interested or disinterested), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except (a) such as have been obtained or made and are in full force and effect, and (b) the Borrower may need to file a current report on Form 8-K with the SEC disclosing this Amendment, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or their Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Subsidiary and (iv) will not result in the creation or imposition of any Lien on any Property of the Borrower or any of its Subsidiaries (other than the Liens created by the Loan Documents).

ARTICLE VI

Miscellaneous

Section 6.01 Credit Agreement in Full Force and Effect as Amended.  Except as specifically amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended.  Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Credit Agreement or any other Loan Document or any right, power or remedy of the Administrative Agent or the Lenders, or constitute a waiver of any provision of the Credit Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  This Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to the Administrative Agent and/or the Lenders whether under the Credit Agreement, the other Loan Documents, at law or otherwise.  All references to the Credit Agreement shall be deemed to mean the Credit Agreement as modified hereby.  The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and Loan Documents as amended by this Amendment, as though such terms and conditions were set forth herein.  Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Amendment, and each reference herein or in any other Loan Documents to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended and modified by this Amendment.

Section 6.02 GOVERNING LAW.  THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 6.03 Descriptive Headings, Etc.  The descriptive headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.  The statements made and the terms defined in the recitals to this Amendment are hereby incorporated into this Amendment in their entirety.

Section 6.04 Entire Agreement.  This Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof.

Section 6.05 Loan Document.  This Amendment is a Loan Document executed under the Credit Agreement, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

Section 6.06 Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.  Delivery of an executed counterpart of the signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

Section 6.07 Successors.  The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.

NORTHERN OIL AND GAS, INC., as the Borrower

By:   /s/ Thomas W. Stoelk
Name:             Thomas W. Stoelk
Title:                Chief Financial Officer

Signature Page
Second Amendment to Credit Agreement

ROYAL BANK OF CANADA, as Administrative Agent

By:           /s/ Ann Hurley
Name:    Ann Hurley
Title:      Manager, Agency

ROYAL BANK OF CANADA, as a Lender

By:          /s/ Don J. McKinnerney
Name:   Don J. McKinnerney
Title:     Authorized Signatory

SUNTRUST BANK, as a Lender

By:           /s/ Yann Pirio
Name:    Yann Pirio
Title:      Director

BMO HARRIS FINANCING, INC., as a Lender

By:           /s/ James V. Ducote
Name:   James V. Ducote
Title:     Director

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:           /s/ Chulley Bogle
Name:    Chulley Bogle
Title:      Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:           /s/ Justin M. Alexander
Name:    Justin M. Alexander
Title:              Senior Vice President

Signature Page
Second Amendment to Credit Agreement

BANK OF SCOTLAND plc, as a Lender

By:           /s/ Stephen Giacolone
Name:    Stephen Giacolone
Title:      Assistant Vice President

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:           /s/ Matthew Molero
Name:    Matthew Molero
Title:      Vice President

BOKF, NA dba BANK OF OKLAHOMA, as a Lender

By:           /s/ Guy C. Evangelista
Name:    Guy C. Evangelista
Title:      Senior Vice President

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:           /s/ Ryan K. Michael
Name:    Ryan K. Michael
Title:      Senior Vice President

CADENCE BANK, N.A., as a Lender

By:           /s/ Steven Taylor
Name:    Steven Taylor
Title:      Vice President

Signature Page
Second Amendment to Credit Agreement

MACQUARIE BANK LIMITED, as a Lender

By:           /s/ Christian (Ineligible)
Name:    Christian (Ineligible)
Title:      Division Director

By:           /s/ Joel Outlaw
Name:    Joel Outlaw
Title:      Associate Director, Legal Risk Management

THE BANK OF NOVA SCOTIA, as a Lender

By:           /s/ Terry Donovan
Name:    Terry Donovan
Title:      Managing Director

ING CAPITAL LLC, as a Lender

By:           /s/ Juli Bieser
Name:    Juli Bieser
Title:      Director

Signature Page
Second Amendment to Credit Agreement

ANNEX I

Name of Lender	Applicable Percentage	Maximum Credit Amount	Amount of Commitment on the Second Amendment Effective Date
Royal Bank of Canada	12.0%	$90,000,000.00	$42,000,000.00
SunTrust Bank	12.0%	$90,000,000.00	$42,000,000.00
BMO Harris Financing, Inc.	8.6%	$64,285,714.29	$30,000,000.00
KeyBank, N.A.	8.6%	$64,285,714.29	$30,000,000.00
U.S. Bank National Association	8.6%	$64,285,714.29	$30,000,000.00
Capital One, National Association	7.4%	$55,714,285.71	$26,000,000.00
Bank of Scotland plc	6.9%	$51,428,571.43	$24,000,000.00
BOKF, NA dba Bank of Oklahoma	6.9%	$51,428,571.43	$24,000,000.00
BB&T Capital Markets	6.9%	$51,428,571.43	$24,000,000.00
Cadence Bank, N.A.	6.9%	$51,428,571.43	$24,000,000.00
ING Capital LLC	6.9%	$51,428,571.43	$24,000,000.00
The Bank of Nova Scotia	6.9%	$51,428,571.43	$24,000,000.00
Macquarie Bank Limited	1.70%	$12,857,142.86	$6,000,000.00

TOTAL	100.00%	$750,000,000.00	$350,000,000.00

Second Amendment to Credit Agreement